Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Lyne Andrich, 303.312.3458
Richard Dalton, 303.312.3441

CoBiz Inc. Reports 33% Increase in Quarterly Earnings

Earnings Growth Led by Colorado Business Bank & Arizona Business Bank

DENVER — October 16, 2003 — CoBiz Inc. (Nasdaq: COBZ), a $1.3 billion financial services company, today reported net income of $3.30 million for the third quarter of 2003, up from $2.48 million in the third quarter of 2002, a 33% increase year over year.  Diluted earnings per share were $0.23 for the third quarter of 2003 versus $0.18 for the third quarter of 2002, a 28% increase.  For the first nine months of 2003, the company reported net income of $9.18 million versus $8.2 million during the same period in 2002.

“The earnings momentum was led by our commercial banks, Colorado Business Bank and Arizona Business Bank. The banks reported quarter over quarter earnings growth of $634,000, or a $0.04 per share increase,” said Steven Bangert, chairman and CEO, CoBiz Inc. “We’re beginning to realize the return on our investment from the three recent de novo locations, as well as the benefits of our ongoing strategy of recruiting senior level bankers to our franchise. The fee-based businesses reported a $0.02 per share loss, primarily attributed to a $0.03 per share loss from our investment banking activities.  We anticipate our fee-based businesses, as a group, to be profitable in the fourth quarter.”

Commercial Banking

The banks – Colorado Business Bank and Arizona Business Bank – have posted year over year loan growth of $123 million or 16%.  Loans grew in the third quarter at an annualized rate of 17%. Much of this growth was in commercial loans, which now represent 34% of the portfolio, up from 31% a year earlier. This commercial growth has more than offset the reduced demand for construction and real estate loans.

Deposits increased $160 million or 20% since September 2002.  The deposit mix improved, with non-interest bearing deposits increasing to 31% of total deposits versus 25% a year ago.  “The increase in non-interest bearing deposits is reflective of our continued success in attracting new commercial banking relationships,” said Bangert.

-more-

“We were pleased with the timing of our entry into the Arizona market.  The Arizona banking franchise, which was acquired in early 2001, has grown its loan portfolio by 133% since the acquisition.  The Arizona banks continue to gain momentum, contributing $1.2 million of after-tax profits year to date versus $31,000 for the same period in 2002,” noted Bangert.  “Arizona will be a primary focus of our banking efforts over the next 18 to 24 months.  The Arizona economy continues to show strength across most sectors, and we are excited by the opportunities that this market provides our franchise. We plan to open two or three new locations in the next 18 to 24 months. During the third quarter, we added three new senior real estate bankers in Phoenix, which has expanded our construction and commercial mortgage capabilities there.”  Loans in the Arizona market grew $37.6 million for the first nine months of 2003, while deposits grew $32 million for the same period. “As in Colorado, the deposit mix continues to improve in Arizona with non-interest bearing deposits now comprising 33% of the total deposit portfolio, compared to 11% at acquisition. The introduction of our Treasury Management Services in Arizona has driven the growth in non-interest bearing deposits,” said Bangert.

“Colorado Business Bank-Northeast, our newest Colorado location, opened October 1st and will be an important part of the Colorado franchise. We have a very seasoned staff in place and expect substantial growth from this highly industrialized and underserved area,” said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank. “We will continue to selectively look for additional bank opportunities in Colorado.”

“Asset quality continues to be exceptional for the company with the ratio of nonperforming loans and leases to total loans and leases at 22 basis points as of September 2003. This is significantly below industry averages,” said Lorenz. “Annualized net charge-offs to average loans for the year were 0.07% of average loans. Given the stress we have seen in the local and national economies, we are very pleased with the asset quality numbers we have consistently posted.”

The company’s net interest margin decreased by 19 basis points, from 4.51% to 4.32%, during the third quarter of 2003 from the second quarter of 2003. Growth in lower yielding mortgage backed securities, coupled with the impact of the June 27th discount rate cut, resulted in compression of the net interest margin. “Although these investments put pressure on the margin, they added incremental earnings and had a positive impact on our interest rate risk profile,” added Lorenz.

“The Colorado economy appears to have stabilized and is poised for improvement as we move into 2004, tracking the national economy. In Arizona, housing starts, construction, health care, leisure and hospitality, and professional and business services are all up from a year ago, indicating continued economic growth in that market,” said Lorenz.

Fee-Based Business Lines

“Our fee-based business strategy is taking hold with significant increases in non-interest income,” said Bangert. The company’s non-interest income for the first three quarters of 2003 was $10.4 million, an increase of $2.9 million, or 39%, from the first three quarters of 2002. For the quarter, fee income was $3.9 million, doubling from the prior year quarter and representing 23% of net operating revenue as compared to 14% for the third quarter of 2002.

Insurance

The company’s insurance operations, consisting of CoBiz Insurance and Financial Designs, Ltd. (FDL), generated revenues of $4.6 million for the first three quarters of 2003, an increase of $3.2 million, compared to $1.2 million for the first three quarters of 2002.  “The impact of Financial Designs, acquired in April 2003, has been significant for the insurance segment of our business. The demand for their products and services continues to grow as they are integrated into our family of financial services,” noted Bangert.  “We expect to experience a strong fourth quarter, which historically has been the case for both of our insurance operations. Our next priority will be to expand our insurance revenue by establishing a presence in the Arizona market.”

Investment Banking

Green Manning & Bunch (GMB), the company’s investment banking firm, did not close any transactions in the third quarter.  As a result, revenues for GMB were $1.1 million for the first nine months of 2003, down 49% over the same period for 2002.  “Although investment banking has added volatility to our earnings, the impact will be less pronounced as we continue to grow our banks and other fee-based businesses.  While it is difficult to predict the timing of investment banking transactions, we are anticipating improved activity for the investment banking group during the next two quarters. GMB is introducing GMB Business Advisors, a dedicated group within the firm that will focus on merger and acquisition transactions in the $2 to $15 million range.  This should allow the firm to get more leverage from our franchise as this group will focus on a target market more in line with the profile of the majority of our banks’ customers,” said Bangert.

Investment, Trust and Wealth Management

Alexander Capital Management Group (ACMG), an SEC-registered investment management firm that manages stock and bond portfolios for individuals and institutions, and CoBiz Private Asset Management, the company’s trust group, generated $1.6 million in non-interest income in the first nine months of 2003, compared to $503,000 for the same period in 2002.  “The groups now manage more than $360 million in assets, and the momentum for gathering new assets looks strong for the balance of the year. As our private banking customers become more familiar with the expertise we have to offer in the investment, trust and wealth management arenas, we will continue to increase our assets under management and the fee income related to that business,” said Bangert.

Conclusion

“We are pleased with our third quarter results, specifically the performance of the banks. The banks continue to turn in strong financial performance while maintaining great asset quality. Any improvement in the economy should translate into even stronger performance for the banks and the company.  With the expected positive contributions of the fee-based businesses, we anticipate a strong fourth quarter and continued momentum as we look toward 2004,” concluded Bangert.

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, Oct. 17, 2003 at 3 p.m. Eastern Time with Steven Bangert, chairman and CEO, CoBiz Inc. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz389284137gf12.html or by telephone by calling 1.800.867.2186.

CoBiz Inc. (www.cobizbank.com) is a $1.3 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to medium-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance and other factors, as discussed in the Company’s filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company’s growth strategy, the possible loss of key personnel, factors that could affect the Company’s ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

CoBiz Inc.

September 30, 2003

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	QUARTER ENDED		NINE MONTHS ENDED
	Sep-03	Sep-02	Sep-03	Sep-02
	(In 000’s, except per share data)
INCOME STATEMENT DATA
INTEREST INCOME	$16,348	$16,058	$48,025	$46,374
INTEREST EXPENSE	3,382	4,609	10,707	13,847
NET INTEREST INCOME	12,966	11,449	37,318	32,527
PROVISION FOR LOAN & LEASE LOSSES	570	850	1,640	1,990
NET INTEREST INCOME AFTER PROVISION FOR LOAN & LEASE LOSSES	12,396	10,599	35,678	30,537
NONINTEREST INCOME	3,877	1,942	10,372	7,485
NONINTEREST EXPENSE	11,064	8,530	31,568	24,663
INCOME BEFORE INCOME TAXES	5,209	4,011	14,482	13,359
PROVISION FOR INCOME TAXES	1,909	1,528	5,302	5,115
NET INCOME	$3,300	$2,483	$9,180	$8,244

EARNINGS PER COMMON SHARE
BASIC	$0.24	$0.19	$0.68	$0.63
DILUTED	$0.23	$0.18	$0.65	$0.60
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	13,731	13,223	13,548	13,179
DILUTED	14,194	13,790	14,011	13,782

COMMON SHARES OUTSTANDING AT PERIOD END			13,778	13,241
BOOK VALUE PER SHARE - COMMON			$6.69	$5.90

PERIOD END BALANCES
TOTAL ASSETS			$1,309,515	$1,115,400
LOANS & LEASES (NET)			876,654	760,192
DEPOSITS			953,408	793,016
REDEEMABLE PREFERRED STOCK & SHAREHOLDERS’ EQUITY			131,759	98,169
COMMON SHAREHOLDERS’ EQUITY			92,129	78,169
INTEREST-EARNING ASSETS			1,226,391	1,052,003
INTEREST-BEARING LIABILITIES			917,922	805,180

BALANCE SHEET AVERAGES
AVERAGE ASSETS			$1,191,122	$994,080
AVERAGE LOANS & LEASES (NET)			825,349	713,002
AVERAGE DEPOSITS			887,766	725,907
AVERAGE REDEEMABLE PREFERRED STOCK & SHAREHOLDERS’ EQUITY			109,424	94,314
AVERAGE COMMON SHAREHOLDERS’ EQUITY			88,463	74,314
AVERAGE INTEREST-EARNING ASSETS			1,126,401	943,339
AVERAGE INTEREST-BEARING LIABILITIES			846,352	739,012

	QUARTER ENDED		NINE MONTHS ENDED
	Sep-03	Sep-02	Sep-03	Sep-02
NON-PERFORMING ASSETS
NON-PERFORMING LOANS & LEASES:
LOANS & LEASES 90 DAYS OR MORE PAST DUE & STILL ACCRUING INTEREST			$47	$740
NONACCRUAL LOANS & LEASES			1,883	2,735
TOTAL NON-PERFORMING LOANS & LEASES			$1,930	$3,475
REPOSSESSED ASSETS			8	35
TOTAL NON-PERFORMING ASSETS			$1,938	$3,510

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
BEGINNING BALANCE			$10,388	$8,872
PROVISION FOR LOAN & LEASE LOSSES			1,640	1,990
LOANS & LEASES (CHARGED-OFF) / RECOVERED			(427)	(1,000)
ENDING BALANCE			$11,601	$9,862

PROFITABILITY MEASURES AS REPORTED:
NET INTEREST MARGIN	4.32%	4.62%	4.43%	4.61%
EFFICIENCY RATIO	65.79%	64.04%	66.31%	61.89%
RETURN ON AVERAGE ASSETS	1.03%	0.95%	1.03%	1.11%
RETURN ON AVERAGE COMMON SHAREHOLDERS’ EQUITY	14.01%	12.70%	13.87%	14.83%
NONINTEREST INCOME AS A PERCENTAGE OF OPERATING REVENUES	23.02%	14.50%	21.75%	18.71%

ASSET QUALITY MEASURES:
NONPERFORMING ASSETS TO TOTAL ASSETS			0.15%	0.31%
NONPERFORMING LOANS & LEASES TO TOTAL LOANS & LEASES			0.22%	0.45%
ALLOWANCE FOR LOAN & LEASE LOSSES TO TOTAL LOANS & LEASES			1.31%	1.28%
ALLOWANCE FOR LOAN & LEASE LOSSES TO NONPERFORMING LOANS & LEASES			601.09%	283.80%

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended September 30, 2003	$10,881	$2,637	$1	$—	$1	$(554)	$12,966
Quarter ended June 30, 2003	10,502	2,544	2	—	2	(622)	12,428
Annualized quarterly growth	14.3%	14.5%	(198.4)%	—	(198.4)%	43.4%	17.2%

Quarter ended September 30, 2002	$9,890	$1,506	$8	$5	$2	$38	$11,449
Annual growth	10.0%	75.1%	(87.5)%	(100.0)%	(50.0)%	(1,557.9)%	13.3%

Noninterest income
Quarter ended September 30, 2003	$782	$193	$109	$729	$1,994	$70	$3,877
Quarter ended June 30, 2003	725	212	850	670	2,088	45	4,590
Annualized quarterly growth	31.2%	(35.6)%	(345.9)%	34.9%	(17.9)%	220.4%	(61.6)%

Quarter ended September 30, 2002	$712	$89	$220	$177	$520	$224	$1,942
Annual growth	9.8%	116.9%	(50.5)%	311.9%	283.5%	(68.8)%	99.6%

Net income
Quarter ended September 30, 2003	$3,588	$464	$(410)	$(9)	$109	$(442)	$3,300
Quarter ended June 30, 2003	2,998	420	(81)	(15)	286	(383)	3,225
Annualized quarterly growth	78.1%	41.6%	(1,611.4)%	158.7%	(245.5)%	(61.1)%	9.2%

Quarter ended September 30, 2002	$3,753	$52	$(269)	$(22)	$(3)	$(1,028)	$2,483
Annual growth	(4.4)%	792.3%	(52.4)%	59.1%	3,733.3%	57.0%	32.9%

Earnings Per Share (Diluted)
Quarter ended September 30, 2003	$0.25	$0.03	$(0.03)	$—	$0.01	$(0.03)	$0.23
Quarter ended June 30, 2003	0.21	0.03	(0.01)	—	0.02	(0.03)	$0.23
Annualized quarterly growth	75.6%	—	(793.5)%	—	(198.4)%	—	—

Quarter ended September 30, 2002	$0.27	$—	$(0.02)	$—	$—	$(0.07)	$0.18
Annual growth	(7.4)%	—	(50.0)%	—	—	57.1%	27.8%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At September 30, 2003	$698,767	$187,259	$—	$—	$—	$2,229	$888,255
At June 30, 2003	681,010	167,716	—	—	—	2,945	851,671
Annualized quarterly growth	10.3%	46.2%	—	—	—	(96.5)%	17.0%

At September 30, 2002	$639,244	$123,271	$—	$—	$—	$7,539	$770,054
Annual growth	9.3%	51.9%	—	—	—	(70.4)%	15.3%

2003 average yield or cost	5.8%	6.4%	—	—	—	7.6%	5.9%

Total deposits and customer repurchase agreements
At September 30, 2003	$898,859	$183,488	$—	$857	$—	$—	$1,083,204
At June 30, 2003	872,756	195,318	—	661	—	—	1,068,735
Annualized quarterly growth	11.9%	(24.0)%	—	117.6%	—	—	5.4%

At September 30, 2002	$742,341	$150,389	$—	$876	$—	$—	$893,606
Annual growth	21.1%	22.0%	—	(2.2)%	—	—	21.2%

2003 average yield or cost	1.0%	1.6%	—	0.1%	—	—	1.2%

	Three months ended September 30,				Nine months ended September 30,
			Increase (decrease)				Increase (decrease)
	2003	2002	Amount	%	2003	2002	Amount	%
Noninterest income:
Deposit service charges	$657	$503	$154	31%	$1,888	$1,552	$336	22%
Operating lease income	14	134	(120)	(90)%	72	649	(577)	(89)%
Other loan fees	170	202	(32)	(16)%	530	494	36	7%
Trust and advisory income	720	176	544	309%	1,586	502	1,084	216%
Insurance revenue	1,941	508	1,433	282%	4,447	1,180	3,267	277%
Investment banking revenue	108	211	(103)	(49)%	1,139	2,253	(1,114)	(49)%
Other income	240	144	96	66%	627	701	(74)	(11)%
Gain (loss) on sale of other assets	27	64	(37)	(58)%	83	154	(71)	(46)%
Total noninterest income	$3,877	$1,942	$1,935	100%	$10,372	$7,485	$2,887	39%

	Three months ended September 30,				Nine months ended September 30,
			Increase (decrease)				Increase (decrease)
	2003	2002	Amount	%	2003	2002	Amount	%
Noninterest expenses:
Salaries and employee benefits	$6,990	$5,152	$1,838	36%	$19,803	$14,854	$4,949	33%
Occupancy expenses, premises and equipment	2,090	1,568	522	33%	5,846	4,420	1,426	32%
Depreciation on leases	16	116	(100)	(86)%	76	525	(449)	(86)%
Amortization of intangibles	143	47	96	204%	303	126	177	140%
Other operating expenses	1,825	1,652	173	10%	5,543	4,741	802	17%
Total other expense	$11,064	$8,535	$2,529	30%	$31,571	$24,666	$6,905	28%

	September 30, 2003		December 31, 2002		September 30, 2002
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
Total Loans and Leases:
Commercial	$299,796	34.2%	$254,389	32.3%	$237,481	31.2%
Real estate – mortgage	408,579	46.6%	366,841	46.5%	368,466	48.5%
Real estate – construction	111,055	12.7%	114,753	14.6%	102,974	13.5%
Consumer	57,057	6.5%	50,853	6.4%	48,006	6.3%
Municipal leases	9,539	1.1%	6,219	0.8%	5,595	0.7%
Small business leases	2,229	0.2%	5,814	0.7%	7,532	1.1%
Loans and leases	$888,255	101.3%	$798,869	101.3%	$770,054	101.3%
Less allowance for loan and lease losses	(11,601)	(1.3)%	(10,388)	(1.3)%	(9,862)	(1.3)%
Net loans and leases	$876,654	100.0%	$788,481	100.0%	$760,192	100.0%

Total Deposits and Customer Repurchase Agreements
NOW and money market accounts	$330,753	30.5%	$305,954	31.5%	$283,127	31.7%
Savings	8,876	0.8%	6,950	0.7%	6,518	0.7%
Certificates of deposit under $100,000	116,667	10.8%	117,155	12.0%	133,925	15.0%
Certificates of deposit $100,000 and over	203,310	18.8%	213,919	22.0%	173,166	19.4%
Total interest-bearing deposits	$659,606	60.9%	$643,978	66.2%	$596,736	66.8%
Noninterest-bearing demand deposits	293,802	27.1%	212,987	21.9%	196,280	22.0%
Customer repurchase agreements	129,796	12.0%	115,517	11.9%	100,590	11.2%
Total deposits and customer repurchase agreements	$1,083,204	100.0%	$972,482	100.0%	$893,606	100.0%

	For the three months ended September 30,
	2003			2002
	Average balance	Interest earned or paid	Average yield or cost	Average balance	Interest earned or paid	Average yield or cost
	(in thousands)
ASSETS:
Federal funds sold and other	$660	$3	1.78%	$2,794	$22	3.08%
Investment securities	337,431	3,037	3.52%	243,089	2,979	4.80%
Loans and leases	863,284	13,308	6.03%	746,785	13,057	6.84%
Allowance for loan and lease losses	(11,429)	—	0.00%	(10,167)	—	0.00%
Total interest-earning assets	1,189,946	16,348	5.38%	982,501	16,058	6.40%
Noninterest-earning assets:
Cash and due from banks	34,668			28,451
Other	43,424			23,323
Total assets	$1,268,038			$1,034,275
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits:
NOW and money market accounts	$327,308	$566	0.69%	$271,332	$902	1.32%
Savings	8,699	8	0.36%	6,645	13	0.78%
Certificates of deposit:
Under $100,000	122,781	779	2.52%	127,161	1,122	3.50%
$100,000 and over	199,327	1,074	2.14%	175,788	1,373	3.10%
Total interest-bearing deposits	658,115	2,427	1.46%	580,926	3,410	2.33%
Other borrowings:
Securities and loans sold under agreements to repurchase and federal funds purchased	139,120	428	1.20%	105,253	373	1.39%
FHLB advances	68,425	223	1.28%	55,239	326	2.31%
Company obligated mandatorily redeemable preferred securities	22,966	304	5.18%	20,000	500	10.00%
Total interest-bearing liabilities	888,626	3,382	1.50%	761,418	4,609	2.40%
Noninterest-bearing demand accounts	280,928			190,670
Total deposits and interest-bearing liabilities	1,169,554			952,088
Other noninterest-bearing liabilities	5,044			4,595
Total liabilities and preferred securities	1,174,598			956,683
Shareholders’ equity	93,440			77,592
Total liabilities and shareholders’ equity	$1,268,038			$1,034,275
Net interest income		$12,966			$11,449
Net interest spread			3.87%			4.00%
Net interest margin			4.32%			4.62%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.91%			129.04%

	For the nine months ended September 30,
	2003			2002
	Average balance	Interest earned or paid	Average yield or cost	Average balance	Interest earned or paid	Average yield or cost
	(in thousands)
ASSETS:
Federal funds sold and other	$1,100	$11	1.32%	$1,948	$37	2.50%
Investment securities	299,952	8,773	3.86%	228,389	8,762	5.06%
Loans and leases	836,345	39,241	6.19%	722,684	37,575	6.86%
Allowance for loan and lease losses	(10,996)	—	—	(9,682)	—	—
Total interest-earning assets	1,126,401	48,025	5.62%	943,339	46,374	6.48%
Noninterest-earning assets:
Cash and due from banks	31,358			27,338
Other	33,363			23,403
Total assets	$1,191,122			$994,080
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits:
NOW and money market accounts	$310,490	$1,855	0.80%	$257,727	$2,610	1.35%
Savings	8,341	30	0.48%	6,734	39	0.77%
Certificates of deposit:
Under $100,000	129,876	2,685	2.76%	112,670	3,230	3.83%
$100,000 and over	187,064	3,356	2.40%	172,127	4,224	3.28%
Total interest-bearing deposits	635,771	7,926	1.67%	549,258	10,103	2.46%
Other borrowings:
Securities and loans sold under agreements to repurchase and federal funds purchased	135,876	1,238	1.20%	109,480	1,225	1.48%
FHLB advances	53,744	651	1.60%	60,274	1,019	2.23%
Company obligated mandatorily redeemable preferred securities	20,961	892	5.61%	20,000	1,500	10.00%
Total interest-bearing liabilities	846,352	10,707	1.69%	739,012	13,847	2.50%
Noninterest-bearing demand accounts	251,995			176,649
Total deposits and interest-bearing liabilities	1,098,347			915,661
Other noninterest-bearing liabilities	4,312			4,105
Total liabilities and preferred securities	1,102,659			919,766
Shareholders’ equity	88,463			74,314
Total liabilities and shareholders’ equity	$1,191,122			$994,080
Net interest income		$37,318			$32,527
Net interest spread			3.94%			3.98%
Net interest margin			4.43%			4.61%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.09%			127.65%